Exhibit 99.1

Investors Title Company Announces Third Quarter 2010 Results

CHAPEL HILL, N.C.--(BUSINESS WIRE)--October 29, 2010--Investors Title Company today announced its results for the third quarter ended September 30, 2010. Net income increased 49.5% to $1,449,101, or $0.63 per diluted share, compared with $969,043, or $0.42 per diluted share, for the prior year period. The increase in net income was driven primarily by revenue growth versus the prior year period. Net premiums written increased 17.3% to $16,749,395 due to an increase in refinance activity.

Operating expenses increased 12.3% to $17,153,583 versus the prior year period, primarily due to increases in variable expenses tied to premium volumes. Commissions to agents increased 26.2% commensurate with an increase in agency premium volume. The provision for claims decreased 5.9% versus the prior year period due to unfavorable claims experience for the prior year quarter, partially offset by increases in the current provision resulting from higher premium volume.

For the nine-month period ended September 30, 2010, net income decreased 11.4% to $4,004,076, or $1.75 per diluted share, compared with $4,519,479, or $1.96 per diluted share, for the prior year period. The decline in net income for the period was driven primarily by a 15.0% decrease in net premiums written, partially offset by a 13.5% decrease in operating expenses.

Chairman J. Allen Fine added, “We are pleased to report an improvement in operating results during the quarter, driven by an increase in the volume of refinancing activity due to historically low interest rates during the quarter. We were also pleased to see a continuation of the improvement in our claims loss rate, which contributed to a favorable comparison in the provision for claims. Our balance sheet and financial condition remain strong, and operationally we continue to emphasize efficiency improvements and the expansion of our agency base.”

Investors Title Company is engaged through its subsidiaries in the business of issuing and underwriting title insurance policies. The Company also provides investment management services to individuals, companies, banks and trusts, as well as services in connection with tax-deferred exchanges of like-kind property.

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include any predictions regarding activity in the U.S. real estate market. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from anticipated and historical results. Such risks and uncertainties include, without limitation: cyclical demand for title insurance due to changes in the residential and commercial real estate markets; the occurrence of fraud, defalcation or misconduct; variances between actual claims experience and underwriting and reserving assumptions; declines in the performance of the Company’s investments; government regulation; and other considerations set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission, and in subsequent filings.

Investors Title Company and Subsidiaries
Consolidated Statements of Income
For the Three and Nine Months Ended September 30, 2010 and 2009
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2010	2009	2010	2009
Revenues:
Underwriting income:
Premiums Written	$16,802,054	$14,306,677	$42,297,223	$49,662,835
Less-premiums for reinsurance ceded	52,659	24,062	122,576	58,012
Net premiums written	16,749,395	14,282,615	42,174,647	49,604,823
Investment income-interest and dividends	934,754	911,982	2,757,228	2,862,071
Net realized gain (loss) on investments	(44,864)	(110,818)	306,066	(400,760)
Other	1,522,399	1,278,838	3,839,920	4,599,451
Total Revenues	19,161,684	16,362,617	49,077,861	56,665,585

Operating Expenses:
Commissions to agents	8,632,083	6,838,090	20,707,910	23,202,041
Provision for claims	1,819,522	1,934,459	3,244,341	6,733,399
Salaries, employee benefits and payroll taxes	4,354,854	4,195,751	13,185,127	13,862,993
Office occupancy and operations	971,264	985,769	3,038,491	3,292,491
Business development	335,454	336,481	962,115	928,309
Filing fees, franchise and local taxes	241,774	204,819	534,473	547,074
Premium and retaliatory taxes	336,925	270,352	919,655	1,013,124
Professional and contract labor fees	334,973	330,959	1,038,845	982,948
Other	126,734	173,894	420,828	363,727
Total Operating Expenses	17,153,583	15,270,574	44,051,785	50,926,106

Income Before Income Taxes	2,008,101	1,092,043	5,026,076	5,739,479

Provision For Income Taxes	559,000	123,000	1,022,000	1,220,000

Net Income	$1,449,101	$969,043	$4,004,076	$4,519,479

Basic Earnings Per Common Share	$0.63	$0.42	$1.75	$1.97

Weighted Average Shares Outstanding - Basic	2,284,331	2,290,666	2,285,039	2,293,754

Diluted Earnings Per Common Share	$0.63	$0.42	$1.75	$1.96

Weighted Average Shares Outstanding - Diluted	2,285,785	2,295,757	2,291,060	2,300,686

Investors Title Company and Subsidiaries
Consolidated Balance Sheets
As of September 30, 2010 and December 31, 2009
(Unaudited)

	September 30, 2010	December 31, 2009
Assets
Investments in securities:
Fixed maturities:
Held-to-maturity, at amortized cost	$-	$2,000
Available-for-sale, at fair value	90,837,152	88,801,186
Equity securities, available-for-sale, at fair value	12,886,706	11,854,301
Short-term investments	24,772,235	20,717,434
Other investments	2,683,177	2,307,220
Total investments	131,179,270	123,682,141

Cash and cash equivalents	5,467,341	8,733,221
Premiums and fees receivable, net	6,643,333	5,170,476
Accrued interest and dividends	981,144	1,122,806
Prepaid expenses and other assets	1,613,459	1,815,653
Property acquired in settlement of claims	166,629	175,476
Property, net	3,659,136	3,894,724
Current income taxes receivable	1,047,057	-
Deferred income taxes, net	-	1,833,207

Total Assets	$150,757,369	$146,427,704

Liabilities and Stockholders' Equity
Liabilities:
Reserves for claims	$38,065,000	$39,490,000
Accounts payable and accrued liabilities	9,442,504	9,008,337
Current income taxes payable	-	670,290
Deferred income taxes, net	786,863	-
Total liabilities	48,294,367	49,168,627

Stockholders' Equity:
Common stock - no par value (shares authorized 10,000,000; 2,284,042 and 2,285,289 shares issued and outstanding as of September 30, 2010 and December 31, 2009, respectively, excluding 291,676 shares for 2010 and 2009 of common stock held by the Company's subsidiary)	1	1
Retained earnings	96,025,089	92,528,818
Accumulated other comprehensive income	6,437,912	4,730,258
Total stockholders' equity	102,463,002	97,259,077

Total Liabilities and Stockholders' Equity	$150,757,369	$146,427,704

Investors Title Company and Subsidiaries
Net Premiums Written By State
For the Three and Nine Months Ended September 30, 2010 and 2009
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
State	2010	2009	2010	2009
Illinois	$1,053,060	$478,044	$2,056,594	$2,335,265
Kentucky	867,814	713,474	2,367,861	2,533,651
Michigan	837,384	1,123,194	2,820,240	3,753,889
New York	794,799	523,629	1,669,098	2,359,472
North Carolina	6,370,911	6,000,363	17,055,366	21,857,728
Pennsylvania	882,142	588,988	2,001,675	2,074,806
South Carolina	1,727,802	1,690,176	4,474,207	4,222,027
Tennessee	685,370	610,055	1,713,880	1,928,614
Virginia	1,157,659	1,226,751	3,214,050	3,927,202
West Virginia	700,623	572,892	1,666,314	1,730,612
Other	1,714,590	771,761	3,238,104	2,931,419
Direct Premiums	$16,792,154	$14,299,327	$42,277,389	$49,654,685
Reinsurance Assumed	9,900	7,350	19,834	8,150
Reinsurance Ceded	(52,659)	(24,062)	(122,576)	(58,012)
Net Premiums Written	$16,749,395	$14,282,615	$42,174,647	$49,604,823

Investors Title Company and Subsidiaries
Net Premiums Written By Branch and Agency
For the Three and Nine Months Ended September 30, 2010 and 2009
(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30				September 30
	2010	%	2009	%	2010	%	2009	%
Branch	$4,870,568	29.1	$4,680,845	32.8	$13,040,632	30.9	$17,380,223	35.0

Agency	11,878,827	70.9	9,601,770	67.2	29,134,015	69.1	32,224,600	65.0

Total	$16,749,395	100.0	$14,282,615	100.0	$42,174,647	100.0	$49,604,823	100.0

CONTACT:
For Investors Title Company
Elizabeth B. Lewter, 919-968-2200